As filed with the Securities and Exchange Commission on June 17, 2009
Registration No.  333-152681

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Post-Effective Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FIRST PLACE FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6036 (Primary Standard Industrial Classification Code No.)	34-1880130 (I.R.S. Employer Identification No.)

185 East Market Street
Warren, Ohio 44481
(330) 373-1221
(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Steven R. Lewis
President and Chief Executive Officer
First Place Financial Corp.
185 East Market Street
Warren, Ohio 44481
(330) 373-1221
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Joseph G. Passaic, Esquire	Kimberly J. Schaefer, Esquire
Kevin M. Houlihan, Esquire	Vorys, Sater, Seymour and Pease LLP
Patton Boggs LLP	221 East Fourth Street, Suite 200
2550 M Street, NW	Cincinnati, Ohio 45202
Washington, DC 20037	(513) 723-4068
(202) 457-6000

Approximate date of commencement of proposed sale to the public:  The merger of Camco Financial Corporation with and into First Place Financial Corp. was terminated effective November 28, 2008.  First Place Financial Corp. is hereby amending this Registration Statement to deregister 6,500,000 shares of First Place Financial Corp.’s common stock, par value $.01 per share, which were issuable to Camco Financial Corporation’s stockholders in connection with such merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

This Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Reg. No. 333-152681) shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

DEREGISTRATION OF SECURITIES

In accordance with the undertakings of First Place Financial Corp. (the “Company”) set forth in its Registration Statement on Form S-4 (File No. 333-152681) declared effective on October 2, 2008 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to Registration Statement to deregister the 6,500,000 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), previously registered under the Securities Act of 1933 pursuant to the Registration Statement, issuable to the stockholders of Camco Financial Corporation (“Camco”) in connection with the merger of Camco with and into the Company.

Effective November 28, 2008, the Company and Camco announced that by mutual consent the definitive agreement executed on May 7, 2008 for the planned merger of Camco with and into the Company was terminated.  Therefore, no shares of Common Stock of the Company were issued as merger consideration to Camco’s stockholders and the Company hereby deregisters the 6,500,000 shares of Common Stock previously registered pursuant to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Ohio, on June 17, 2009.

FIRST PLACE FINANCIAL CORP.

By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

/s/ Steven R. Lewis Steven R. Lewis	President, Chief Executive Officer and Director (principal executive officer)	June 17, 2009

/s/ David W. Gifford David W. Gifford	Vice President and Chief Financial Officer (principal finance officer and principal accounting officer)	June 17, 2009

* Samuel A. Roth	Chairman of the Board	June 17, 2009

* A. Gary Bitonte, M.D.	Director	June 17, 2009

* Donald Cagigas	Director	June 17, 2009

* Marie Izzo Cartwright	Director	June 17, 2009

* Robert P. Grace	Director	June 17, 2009

* Thomas M. Humphries	Director	June 17, 2009

* Earl T. Kissell	Director	June 17, 2009

* Jeffrey B. Ohlemacher	Director	June 17, 2009

* E. Jeffrey Rossi	Director	June 17, 2009

* William A. Russell	Director	June 17, 2009

* Ronald P. Volpe, Ph.D.	Director	June 17, 2009

* Robert L. Wagmiller	Director	June 17, 2009

* By: /s/ Steven R. Lewis Steven R. Lewis Attorney-in-Fact